UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 25, 2006

U.S. PREMIUM BEEF, LLC
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant's telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On May 19, 2006, U.S. Premium Beef, LLC's majority owned subsidiary, National Beef Packing Company, LLC ("National Beef") entered into a Contribution Agreement with Brawley Beef, LLC ("Brawley Beef") and National Beef California, LP ("NBC") (the "Agreement").  NBC is a newly formed limited partnership, formed for the purposes of acquiring substantially all of the assets of Brawley Beef, with National Carriers, a wholly-owned subsidiary of National Beef, acting as its general partner.  Brawley Beef is an alliance of cattle producers in Arizona and California who supply its state-of-the-art beef processing facility in Brawley, California.  The facility commenced operations in December 2001.  U.S. Premium Beef, LLC (the "Company") signed the Agreement for the purpose of providing its consent.

Pursuant to the terms of the Agreement, Brawley Beef will contribute substantially all of its assets to NBC in exchange for limited partnership units of NBC, and NBC will assume approximately $72 million of Brawley Beef's debt and current liabilities.  Brawley Beef will then exchange the NBC units with the Company for 44,160 Class A Units and 44,160 Class B Units issued by the Company, which units will represent approximately 6.38% of the Company's outstanding units.  Under a separate unit exchange agreement between National Beef and the Company, the Company will then exchange the units of NBC acquired from Brawley Beef with National Beef for 5,899,297 Class A units and 664,475 Class B-1 units of National Beef.  As a result, the Company's ownership interest in National Beef's Class B units will increase to 54.76%.

Adjustments to the purchase price will be made based on changes in the working capital and debt of Brawley Beef prior to the closing date.  The closing is expected to occur on May 30, 2006.

Concurrently with the transfer of assets, Brawley Beef will enter into long-term cattle supply agreements with both NBC and the Company under which Brawley Beef commits to supply approximately 275,000 head of cattle to NBC's Brawley facility.

Under the terms of the Agreement, Brawley Beef makes customary covenants, representations and warranties and agrees to indemnify NBC and National Beef for breaches of these representations and warranties.  Brawley Beef can satisfy these indemnification obligations over a three-year period with a combination of cash, deductions from payments under certain cattle contracts or surrender of its units in the Company at $165 per unit.  In addition, Brawley Beef will pledge its units in the Company to NBC to secure its obligations under the Agreement.  Brawley Beef's obligations under the Agreement and cattle supply agreements are also supported by limited guaranties from its members.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By /s/ Steven D. Hunt
Steven D. Hunt,
Chief Executive Officer

Dated:  May 25, 2006